Sensata Technologies B.V. Announces Second Quarter 2007 Results

      -- Second quarter net revenue grew by 15.9 percent to $345.6 million from $298.1 million for the same period in 2006.

      -- Second quarter Adjusted EBITDA(1) grew by 10.3 percent to $89.2 million from $80.9 million for the same period in 2006.

      ALMELO, The Netherlands, Aug. 8 /PRNewswire-FirstCall/ -- Sensata Technologies B.V. announces the results of its operations for the second quarter and six months ended June 30, 2007.

Highlights of the Second Quarter and Six Months Ended June 30, 2007

      Second quarter 2007 net revenue was $345.6 million, which represents an increase of $47.4 million or 15.9 percent over the second quarter of 2006. Adjusted EBITDA(1) was $89.2 million, an increase of $8.3 million or 10.3 percent over the second quarter of 2006 adjusted EBITDA(1).

      For the six months ended June 30, 2007, net revenue was $673.6 million, an increase of 13.7 percent from $592.3 million for the same period in 2006. Adjusted EBITDA(1) increased to $174.0 million or 9.2 percent from $159.3 million in the same period 2006.

      Quarter ending cash balances grew to $105.9 million up 18 percent from $89.8 million at March 31, 2007. Tom Wroe, Chairman and Chief Executive Officer said, "We continue to meet or exceed the financial goals that we have set for the company. Our long term goal is to grow earnings at a rate that is the same or faster than net revenue. We continue to make progress toward this goal."

Recent Developments

      On June 8, 2007, we entered into a definitive Agreement with Airpax Holdings, Inc., a manufacturer of components and systems for power protection, sensing and control applications.

      The $276 million purchase, plus fees and expenses, was completed on July 27, 2007 and affirms Sensata's position as a leading global supplier of sensors and controls across a broad array of markets and applications. Sensata closed the acquisition with a combination of cash and new borrowings. A new senior subordinated term loan was issued for approximately $195 million and the balance was funded with cash from operations.

      Airpax, headquartered in Cambridge, Maryland, employs approximately 2,300 people and has facilities in Mexico, Japan, China and the United States. Airpax is the leading global manufacturer of customized hydraulic magnetic circuit breakers and certain thermostats and temperature sensors, and is a leading manufacturers of DC to AC inverters, electronic monitoring and control systems, and other sensors.

      Mr. Wroe added, "This transaction gives us leading customer positions in electrical protection for high-growth network and telecom power and high-reliability mobile power applications. The transaction further secures Sensata's position as a leading designer and manufacturer of sensing and electrical protection solutions for the residential, industrial, heating, ventilation, air-conditioning, military and mobile markets. The purchase also offers opportunities for operational synergies across both organizations."

Company Earnings Conference Call

      The Company will conduct a conference call on August 8, 2007 at 10:00am
(EDT) to discuss the financial results for its second quarter 2007. The U.S. dial-in number is 1-800-665-0430 and the non-U.S. dial-in number is 1-913-312-1300. The conference code number is 2411025. For those unable to participate in the conference call, a replay will be available August 8, 2007 at 1:00pm (EDT) thru August 22, 2007 at 11:59pm. To access the replay, the U.S. dial-in number is 1-888-203-1112 and the non-U.S. dial-in number is 1-719-457-0820. The replay passcode is 2411025. The replay will also be available for two weeks on our website at http://www.sensata.com.

About Sensata Technologies B.V.

      On April 27, 2006, Sensata Technologies B.V.("Sensata" or the "Successor"), a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated ("S&C" or the "Predecessor").

      Sensata is a leading designer and manufacturer of sensors and controls in each of the key applications in which it competes. Sensata has business and technology development centers in Attleboro, Massachusetts; The Netherlands and Japan and manufacturing operations in Brazil, China, Korea, Malaysia, Mexico, and The Dominican Republic, as well as sales offices around the world. Sensata currently employs approximately 9,500 people worldwide, including the Airpax transaction.

      The Company manufactures over 20,000 different products that are highly engineered and application specific and ships over one billion units each year.

Safe Harbor Statement

      This earnings release and our statements on our earnings calls contain forward-looking statements, which may involve risks or uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause these differences include, but are not limited to: our ability to operate as a stand-alone company, including our ability to raise additional funds when needed; risks associated with establishing and maintaining internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; competition in our markets; fundamental changes in the industries in which we operate, including economic declines that impact the sales of any of the products manufactured by our customers that use our sensors or controls; continued pricing and other pressures from our customers; general economic, political, business and market risks associated with our non-U.S. operations; fluctuations in foreign currency exchange and interest rates; our ability to realize revenue or achieve anticipated gross operating margins from products subject to existing purchase orders; fluctuations in the cost and/or availability of manufactured components and raw materials; labor costs and disputes; our dependence on third parties for certain transportation, warehousing and logistics services; material disruptions at any of our manufacturing facilities; our ability to develop and implement technology in our product lines; litigation and disputes involving us, including the extent of product liability and warranty claims asserted against us; our ability to protect our intellectual property and know-how; our exposure to claims that our products or processes infringe on the intellectual property rights of others; the costs of compliance with environmental, health and safety laws and responding to potential liabilities under these laws; non-performance by our suppliers; our ability to attract and retain key personnel; our ability to integrate acquired businesses, including Airpax Holdings, Inc., and our ability to realize synergies related to our integration of acquisitions, joint ventures or asset dispositions; the possibility that our controlling shareholder's interests will conflict with ours or yours; and risks associated with our substantial indebtedness, leverage and debt service obligations. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our filings are available from our Investor Relations department or from the SEC website, http://www.sec.gov.

Non-GAAP Measures

      EBITDA and Adjusted EBITDA are non-GAAP measures of profitability. EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. Adjusted EBITDA is a required measure in our bank reporting. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adjusting EBITDA to exclude non-cash expenses, one-time charges associated with becoming a stand-alone company and charges associated with becoming a public company ("transition expenses"), and significant nonrecurring items. We believe Adjusted EBITDA provides investors with helpful information with respect to our operations and cash flows. We include it to provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements. Our EBITDA and Adjusted EBITDA measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, our EBITDA and Adjusted EBITDA measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures supplementally. See the tables below which reconcile net (loss)/income to EBITDA and Adjusted EBITDA.

((1)) See Non-GAAP Measures for discussion of EBITDA and Adjusted EBITDA, including a reconciliation of these measures to GAAP Net (Loss) / Income

      The following table reconciles Net (Loss)/Income to EBITDA and Adjusted EBITDA for the second quarter 2007 and 2006.

    ($ in 000s)

                                                        Successor  Predecessor
                                     Pro-forma
                                        &
                                     Combined   Combined
                           Three      Three      Three
                           Months     Months     Months    Period     Period
                           Ended      Ended      Ended    April 27-  April 1-
                          June 30,   June 30,   June 30,   June 30, April 26,
                            2007       2006       2006       2006      2006

    Net (Loss)/Income    $(44,889)  $(41,575)  $(65,788)  $(71,555)   $5,767
      Provision for
       income taxes        16,581     14,835     14,835     10,458     4,377
      Interest expense,
       net                 44,263     33,955     53,498     53,593       (95)
      Depreciation &
       amortization        45,854     27,155     27,155     24,673     2,482
    EBITDA                 61,809     34,370     29,700     17,169    12,531
      Acquisition and
       transition
       expenses            13,395      8,176      8,176      3,526     4,650
      Write-off of
       Inventory
       step-up                  -     24,571     24,571     24,571         -
      Currency translation
       losses on debt      11,857     12,745     17,415     17,415         -
      Stock compensation,
       management fees
       and other            2,176      1,072      1,072        917       155
    ADJUSTED EBITDA       $89,237    $80,934    $80,934    $63,598   $17,336

    -- The accompanying financial information for the three months ended June
       30, 2007 has been prepared on a combined basis as further described in the accompanying Basis of Presentation. Although this presentation does not comply with accounting principles generally accepted in the U.S. (U.S. GAAP), we believe that it provides a meaningful method of comparison to prior periods.
    -- The Pro-forma column eliminates the interest expense and the loss on currency translation related to the Deferred Payment Certificates (DPCs) as if they had never been issued. Please see Basis of Presentation for additional information on the DPCs.
    -- Adjusted EBITDA excludes transition expenses, and significant non-recurring items as well as non-cash expenses from EBITDA.

    The following table reconciles Net (Loss)/Income to EBITDA and Adjusted EBITDA for the six months ended June 30, 2007.

    ($ in 000s)

                                                        Successor  Predecessor
                                     Pro-forma
                                        &
                                     Combined   Combined
                            Six        Six        Six
                           Months     Months     Months    Period     Period
                           Ended      Ended      Ended    April 27- January 1-
                          June 30,   June 30,   June 30,   June 30,  April 26,
                            2007       2006       2006       2006      2006

    Net (Loss)/Income    $(85,544)   $(1,972)  $(26,185)  $(71,555)  $45,370
      Provision for
       income taxes        30,134     36,254     36,254     10,458    25,796
      Interest expense,
       net                 87,698     34,561     54,104     53,593       511
      Depreciation &
       amortization        90,794     34,282     34,282     24,673     9,609
    EBITDA                123,082    103,125     98,455     17,169    81,286
      Acquisition and
       transition
       expenses            19,629     16,909     16,909      3,526    13,383
      Acquired
       in-process
       research and
       development          5,700          -          -          -         -
      Write-off of
       inventory
       step-up              2,158     24,571     24,571     24,571         -
      Currency
       translation
       losses on debt      19,822     12,745     17,415     17,415         -
      Stock compensation,
       management fees
       and other            3,666      1,987      1,987        917     1,070
    ADJUSTED EBITDA      $174,057   $159,337   $159,337    $63,598   $95,739

    -- The accompanying financial information for the three months ended June
       30, 2007 has been prepared on a combined basis as further described in the accompanying Basis of Presentation. Although this presentation does not comply with accounting principles generally accepted in the U.S. (U.S. GAAP), we believe that it provides a meaningful method of comparison to prior periods.
    -- The Pro-forma column eliminates the interest expense and the loss on currency translation related to the Deferred Payment Certificates (DPCs) as if they had never been issued. Please see Basis of Presentation for additional information on the DPCs.
    -- Adjusted EBITDA excludes transition expenses, and significant non-recurring items as well as non-cash expenses from EBITDA.

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)
                                   (Unaudited)

                                                        Successor  Predecessor
                                     Pro-forma
                                        &
                                     Combined   Combined
                           Three      Three      Three
                           Months     Months     Months    Period     Period
                           Ended      Ended      Ended    April 27-  April 1-
                          June 30,   June 30,   June 30,  June 30,   April 26,
                            2007       2006       2006       2006      2006

    Net revenue          $345,564   $298,130   $298,130   $216,691   $81,439
    Operating costs and
     expenses:
      Cost of revenue     234,052    215,929    215,929    157,303    58,626
      Research and
       Development         10,259      8,403      8,403      5,923     2,480
      Acquired
       in-process
       research and
       development              -          -          -          -         -
      Selling, general and
       administrative      73,776     54,465     54,465     44,110    10,355
    Total operating costs
     and expenses         318,087    278,797    278,797    207,336    71,461
    Profit from
     operations            27,477     19,333     19,333      9,355     9,978
    Interest (expense)/
     income, net          (44,263)   (33,955)   (53,498)   (53,593)       95
    Currency translation
     (loss)/ gain and
     other                (11,522)   (12,118)   (16,788)   (16,859)       71
    (Loss)/income before
     taxes                (28,308)   (26,740)   (50,953)   (61,097)   10,144
    Provision for income
     taxes                 16,581     14,835     14,835     10,458     4,377
    Net (Loss)/income    $(44,889)  $(41,575)  $(65,788)  $(71,555)   $5,767
    Adjusted EBITDA*      $89,237    $80,934    $80,934    $63,598   $17,336

    * See accompanying basis of presentation and discussion of Non-GAAP
      Measures

                    SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                             Statement of Operations
                         (In thousands of U.S. Dollars)
                                   (Unaudited)

                                                        Successor  Predecessor
                                     Pro-forma
                                        &
                                     Combined   Combined
                            Six        Six      Year-to-
                           Months     Months     Date      Period     Period
                           Ended      Ended      Ended    April 27- January 1-
                          June 30,   June 30,   June 30,  June 30,   April 26,
                            2007       2006       2006       2006      2006

    Net revenue          $673,568   $592,291   $592,291   $216,691  $375,600
    Operating costs and
     expenses:
      Cost of revenue     455,332    412,759    412,759    157,303   255,456
      Research and
       Development         20,057     14,725     14,725      5,923     8,802
      Acquired
       in-process
       research and
       development          5,700          -          -          -         -
      Selling, general and
       administrative     141,665     83,890     83,890     44,110    39,780
    Total operating costs
     and expenses         622,754    511,374    511,374    207,336   304,038
    Profit from
     operations            50,814     80,917     80,917      9,355    71,562
    Interest (expense)/
     income, net          (87,698)   (34,561)   (54,104)   (53,593)     (511)
    Currency translation
     (loss)/gain and
     other                (18,526)   (12,074)   (16,744)   (16,859)      115
    (Loss)/income before
     taxes                (55,410)    34,282     10,069    (61,097)   71,166
    Provision for income
     taxes                 30,134     36,254     36,254     10,458    25,796
    Net (Loss)/income    $(85,544)   $(1,972)  $(26,185)  $(71,555)  $45,370
    Adjusted EBITDA*     $174,057   $159,337   $159,337    $63,598   $95,739

    * See accompanying basis of presentation and discussion of Non-GAAP
      Measures

                   SENSATA TECHNOLOGIES B.V. AND PREDECESSOR
                   NOTES TO UNAUDITED STATEMENT OF OPERATIONS

Basis of Presentation

      On April 27, 2006, Sensata Technologies B.V., a company owned by an affiliate of Bain Capital Partners, LLC, a leading global private investment firm, completed the acquisition of the Sensors & Controls business of Texas Instruments Incorporated (the Sensata Acquisition). In connection with the acquisition, a new accounting basis was established for the Company as of the acquisition date. Financial information for the Predecessor and Successor periods have been separated by a line on the face of the statement of operations to highlight that the financial information for such periods have been prepared under two different historical cost bases of accounting.

      Deferred Payment Certificates (DPCs) issued in connection with the Sensata acquisition were originally classified as debt on the Company's Balance Sheet. On September 21, 2006, the DPCs were restructured to their original intended classification as equity with an effective date of April 27, 2006. However, for accounting purposes, the DPCs are classified as debt until the September 21 date of the restructuring of the instrument. Effective September 21, 2006, the principal amount of the DPCs ($768.3 million), related interest ($44.6 million), and foreign exchange losses ($13.4 million) were capitalized into equity as additional paid-in capital.

      The pro forma and combined column on the Statement of Operations eliminates the amounts through June 30, 2006 to reflect the results of operations as if the DPCs were never issued.

      The results for the three and combined six months ended June 30, 2007, are not necessarily indicative of a full year's results. US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. In addition, the combined financial information combines periods with different bases of accounting and as such do not include the impact of the purchase accounting for the full period. Actual results may vary materially from these estimates and assumptions.